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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE

                                                                        Contact:

                                                               Dennis R. Sheehan
                                           President and Chief Executive Officer
                                                                    212-907-6081

                                                           The BISYS Group, Inc.
                                                                     (NYSE: BSG)
                                                                   www.bisys.com

          BISYS ANNOUNCES JAMES L. FOX, PRESIDENT, BISYS FUND SERVICES,
                                PROMOTED TO CFO;
             ANDREW CORBIN RESIGNING AS CFO TO JOIN ANOTHER COMPANY

NEW YORK, N.Y. (September 24, 2003) - The BISYS Group, Inc. (NYSE:BSG), a leading provider of business process outsourcing solutions for the financial services sector, today announced that James L. Fox, President of BISYS Fund Services, will become the Company's new chief financial officer succeeding Andrew Corbin, who is resigning to join another company.

Mr. Fox (51), who joined BISYS in April of this year, is a 25-year veteran of the financial services industry with extensive executive, operating and financial experience. Prior to joining BISYS, Mr. Fox served for two years as president and chief executive officer of govONE Solutions, a leader in electronic government payment services and a subsidiary of First Data Corporation. Prior to joining govONE Solutions, Mr. Fox served for one year as Vice President and Chief Financial Officer of Gomez, Inc., a research and consulting company specializing in Internet technologies, following a twelve-year career with the Investor Services Group of First Data Corporation, a provider of processing and mutual fund and retirement service for mutual fund complexes, banks, insurance companies and investment advisory firms.

Mr. Fox held a number of senior executive positions in the Investor Services Group of First Data Corporation during his twelve-year career, including chief financial officer, chief operating officer, and president at the time the group was acquired by PNC Financial Services Group, Inc. in 1999. He then served as vice chairman at PFPC Inc., the mutual fund services company of PNC Financial Services Group, Inc., and as a member of the board for PFPC Worldwide Inc.

                                     -more-

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Mr. Fox holds a bachelor of art degree in economics from the State University of
New York and an MBA from Suffolk University. He is a graduate of The University of Pennsylvania Wharton School of Graduate Business' Advanced Management
Program.

ABOUT BISYS

The BISYS Group, Inc. (NYSE: BSG), headquartered in New York City, provides business process outsourcing solutions that enable investment firms, insurance companies, and banks to capitalize on convergence by entering new segments of the financial services industry. BISYS currently supports more than 20,000 domestic and international financial institutions and corporate clients through three business units. Its INVESTMENT SERVICES group provides administration and distribution services for approximately 380 clients, representing more than 2,200 mutual funds, hedge funds, private equity funds, and other alternative investment products with more than $650 billion in assets. BISYS' largest group also provides retirement services to more than 15,000 companies in partnership with 40 of the nation's leading banks and investment management companies, and offers analytical research and competitive intelligence through its Financial Research Corporation (FRC) subsidiary. Through its INSURANCE AND EDUCATION SERVICES group, BISYS is the nation's largest independent distributor of life insurance and the premier provider of the support services required to sell traditional and variable life, annuity, long-term care, and disability products. BISYS is also the nation's third largest independent wholesaler of commercial lines of property/casualty insurance. This group complements its insurance distribution services with a comprehensive compliance management solution that supports insurance and investment firms and professionals with more than 225 certification and continuing education training courses, and a sophisticated suite of products and services that automates the entire licensing process. BISYS' INFORMATION SERVICES group provides information processing and imaging solutions to more than 1,150 financial institutions. This group also supports more than 120 insurance companies with a suite of asset retention solutions, and provides complete program management for corporate-sponsored cash management accounts. Additional information is available at www.bisys.com.

Except for the historical information contained herein, the matters discussed in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, services and related products, prices and other factors discussed in the Company's periodic filings with the Securities and Exchange Commission.

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